SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RAYTECH CORP

                    GABELLI PERFORMANCE PARTNERSHIP
                                 4/25/01            1,000             2.8000
                    GAMCO INVESTORS, INC.
                                 5/25/01              500             3.1500
                                 5/24/01              300             3.1000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 5/25/01              500             3.1000
                                 5/24/01              200             3.1000
                                 5/15/01              400             3.0500
                                 5/14/01              500             3.1000
                                 4/27/01            5,000             3.0400
                                 4/24/01            7,000             2.7500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.